SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    Form 8-K

                 Current Report Pursuant to Section 13 OR 15(d)
                     Of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) October 4, 2000
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                          LATIN AMERICAN CASINOS, INC.
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             (Exact name of registrant as specified in its charter)


            DELAWARE               33-43423             65-0159115
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         (State or other         (Commission         (I.R.S. Employer
         jurisdiction of          File Number)      Identification No.)
           formation)


                  2000 N.E. 164TH STREET, NORTH MIAMI, FL       33162
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               (Address of principal executive offices)       (Zip Code)



        Registrant's telephone number, including area code (305) 945-9300
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          (Former name or former address, if changed since last report)


Item 1.  Changes in Control of Registrant

         According to a public filing with the Securities and Exchange Commission, (i) Augustine Fund, LP acquired beneficial ownership of 804,806 shares of Common Stock (22%) of the Registrant from the Estate of Lloyd Lyons (including a contractual right to purchase 325,000 shares of Common Stock on October 30, 2000), (ii) Devenshire Management Corporation (an entity controlled by Todd Sanders) acquired beneficial ownership of 539,403 shares of Common Stock (15%) of the Registrant (including 125,000 publicly traded warrants of the Registrant). 402,403 of these shares of Common Stock have been acquired from the Estate of Lloyd Lyons (including a contractual right to purchase 162,500 shares of Common Stock on October 30, 2000), and (iii) William C. Bossung acquired beneficial ownership of 539,403 shares of Common Stock of the Registrant (15%) (including 125,000 publicly traded warrants of the Registrant). 402,403 of these shares of Common Stock have been acquired from the Estate of Lloyd Lyons (including a contractual right to purchase 162,500 shares of Common Stock on October 30, 2000).

Item 5.  Other Events

     1. The following additions and changes were made to the Board of Directors of the Registrant:

         a. Angel Garcia, Geraldine Lyons, and Jeffrey Felder resigned from the Board of Directors.

         b. Todd Sanders, William Bossung and Michael Iscove were elected to the Board of Directors.


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     2.  The following persons were elected and resigned as Officers of the
Company:

         a.       Jeffrey Felder resigned as Chief Executive Officer.

         b.       Geraldine Lyons resigned as Chief Financial Officer.

         c.       Todd Sanders was named Chief Executive Officer.

         d.       William Bossung was named Chief Operating Officer.

         e.       Michael Iscove was named Chief Financial Officer.


Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned duly authorized.

                                             Latin American Casinos, Inc.
                                             (Registrant)

    10/19/00                                 /s/ JEFFREY FELDER
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Date                                             Jeffrey Felder, President

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